                                                                   EXHIBIT 10.14

                              AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE

$3,500,000                                                      October 16, 1995

      FOR VALUE RECEIVED, the undersigned (together, "Borrower") hereby jointly and severally promise to pay to the order of Shawmut Capital Corporation, successor in interest by assignment to Barclays Business Credit, Inc. ("Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000), together with interest from and after the date hereof at the annual rate set forth below.

      This Secured Promissory Note (this "Note") is the Term Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrower and Lender dated as of December 15, 1993 (as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and all other instruments evidencing or securing the indebtedness hereunder (including, without limitation, the "Security Documents" as defined in the Loan Agreement) are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      Subject to Sections 3.1(C) and 3.1(D) of the Loan Agreement, the principal balance of this Note shall bear interest at the rate per annum for the Term Loan stated in Section 3.1(A) of the Loan Agreement, except that upon and after the occurrence and during the continuance of an Event of Default, the principal balance of this Note and, to the extent permitted by applicable law, past-due interest, shall bear interest at the Default Rate. Interest on this Note shall be calculated in the manner provided in the Loan Agreement.

      The principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

            (a) interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on the first day of the first month after the date of this Note, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

            (b)   principal shall be due and payable as follows:

                  (i) on the first day of each month, commencing on the first day of the first month after the date of this Note, in monthly installments of $23,167.00 each;

                  (ii) on May 31, 1996 and May 31, 1997, in installments of $500,000.00 each; and

                  (iii) with all remaining principal being due and payable in full on the last day of the Original Term (or the last day of the Renewal Term if the Loan Agreement is extended as provided in
      Section 3.2 thereof), or on any earlier termination of the Loan Agreement by Borrower pursuant to Section 3.3 thereof.

      This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 2.2(C) of the Loan Agreement. Borrower may prepay this
Note in whole or in part at any time without premium or penalty, unless otherwise specified in the Loan Agreement. All partial prepayments, whether mandatory or voluntary, shall be applied to installments of principal in the inverse order of their maturities.

      Upon and after the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 11 of the Loan Agreement, including the right to declare the then outstanding principal balance hereof and all accrued interest hereon to be and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives.

      If this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition the principal balance and accrued interest hereof, reasonable attorney's fees and court costs, in addition to any other charges for which Borrower is responsible under the Loan Agreement and other Loan Documents.

      Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives, presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

      Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      Regardless of any provision contained in this Note or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of this Note or any of the other Loan Documents and that are deemed interest under applicable law exceed the highest rate permissible under any applicable law. No agreements, conditions, provisions or stipulations contained in this Note or any of the other Loan Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the prepayment by Borrower of any of the Obligations or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in the Agreement and this Note and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law. By the execution of this Note, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and
(ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread among all Loans throughout the full term of the Obligations. Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this paragraph shall be deemed to be incorporated into every Loan Document. All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this paragraph. If, in any month, the effective rate of interest hereunder, would have exceeded the Maximum Rate, then the effective interest rate for that month shall be the Maximum Rate, and, if in future months the effective interest rate would be otherwise be less than the Maximum Rate, then the effective interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equal the amount of interest which would have been paid if the same had not been limited by the Maximum Rate.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS.

      This Note is given in increase, amendment, modification, renewal and extension, but not in extinguishment or novation, of that certain Secured Promissory Note dated December 15, 1993 in the original principal amount of $3,500,000, executed by Borrower and payable to the order of Lender.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Dallas, Texas on the date first above written.

                                        LOWRANCE ELECTRONICS, INC.

                                        By: /s/ Darrell J. Lowrance
                                            ----------------------------------
                                            Darrell J. Lowrance, President

                                        LEI EXTRAS, INC.

                                        By: /s/ Steven L. Schneider
                                            ----------------------------------
                                            Steven L. Schneider, President

                                        LOWRANCE CONTRACTS, INC.

                                        By: /s/ Terry R. Nimmo
                                            ----------------------------------
                                            Terry R. Nimmo, Vice President

                                        The Common Seal of
                                        LOWRANCE AUSTRALIA PTY LIMITED
                                        was affixed in accordance with its
                                        Articles of Association in the
                                        presence of:

                                        By: /s/ Darrel J. Lowrance
                                            ----------------------------------
                                            Darrell J. Lowrance, Director

     [SEAL]

                                        By: /s/ Steven L. Schneider
                                            ----------------------------------
                                            Steven L. Schneider, Director

                                        SEA ELECTRONICS, INC.

                                        By: /s/ Steven L. Schneider
                                            ----------------------------------
                                            Steven L. Schneider, President